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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 27, 1997, in the Registration Statement on Form S-4 and related Prospectus of Dailey International Inc. for the registration of $115,000,000 of 9 3/4% Senior Notes due 2007, Series B.


                                                  /s/ ERNST & YOUNG LLP
                                                  ------------------------------
                                                  Ernst & Young LLP

Houston, Texas
October 16, 1997